Contact Info: Arron K. Sutherland, President and CEO
Illinois Casualty Company
(309) 732-0105
arrons@ilcasco.com
225 20th Street, Rock Island, IL 61201

ICC Holdings, Inc. Reports 2021 Third Quarter and Nine Months Results

FOR IMMEDIATE RELEASE: 11/9/2021

Rock Island, IL – November 9, 2021 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported unaudited results for the nine months ended September 30, 2021.

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2021 – FINANCIAL RESULTS

Net earnings totaled  $424,000,  or $0.14 per share, for the third quarter of 2021, compared to net earnings of $404,000,  or  $0.13 per share, for the third quarter of 2020. The change in third quarter’s net earnings as compared to the same quarter last year was driven primarily by an increase in net premiums earned offset in part by a decrease in unrealized equity investment gains for those three months. For the nine months ended September 30, 2021, the Company reported net earnings of $2,149,000, or $0.71 per share, compared to a net loss of $787,000, or $0.26 per share, for the same period in 2020. The significant increase in net earnings reflects a healthy increase in premium earnings, decreased losses, and higher realized and unrealized gains from equity investments year-over-year. Book value per share increased to $22.27 at September 30, 2021,  from  $22.07 at December 31, 2020,  as a result of current period positive and sustained growth in our core business operations.

Direct premiums written grew by  $3,823,000, or 26.3%, to  $18,357,000 for the third quarter of 2021 from  $14,534,000 for the same period in 2020. For the nine months ended September 30, 2021, direct premiums written grew by $7,805,000, or 17.6%, to $52,045,000 compared to $44,240,000 for the same period in 2020. The third quarter’s growth closely mirrored the second quarter’s results. We continued to capitalize on the food and beverage industry’s rebound across the states we serve.  Net premiums earned grew by 12.3% or  $1,546,000 to  $14,079,000 for the three months ended September 30, 2021,  from  $12,533,000 for the same period in 2020. Net premiums earned grew by 5.3% to $38,861,000 for the nine months ended September 30, 2021, from $36,922,000 for the same period in 2020. The increase in net premiums earned for each of the period comparisons reflects increased premium writings period-to-date in 2021.

For the third quarter of 2021, the Company ceded to reinsurers  $2,798,000 of earned premiums, compared to  $2,344,000 of earned premiums for the third quarter of 2020. For the nine months ended September 30, 2021, the Company ceded earned premiums of $8,087,000, compared to $7,905,000 for the same period in 2020. Current year’s cessions reflect typical claims experience without the impact of prior period’s reinstatement costs brought on by property catastrophe events.

Net realized investment gains net of other-than-temporary impairment losses were  $287,000 for the third quarter of 2021 compared to losses of  $59,000 for the same period in 2020.  For the nine months ended September 30, 2021, net realized gains net of other-than-temporary impairment losses were  $824,000, compared to losses of $402,000 for the same period in 2020.  The current period gains are primarily attributed to a turnaround in the equity markets which were hampered in the prior period by economic challenges as a result of COVID-19. In addition, our investment portfolio’s ordinary rebalancing activities in the current period contributed to more favorable results.

Net investment income decreased by  $77,000, or 8.5%,  to  $824,000 for the third quarter of 2021, as compared to  $901,000 for the same period in 2020.  For the nine months ended September 30, 2021, net investment income decreased  $236,000, or 8.9%, to $2,409,000, from $2,645,000 for the same period in 2020.  Our bond portfolio, which is sensitive to interest rate changes, experienced a significant decrease in reinvestment rates during 2020 which is driving lower investment income in 2021.

Losses and settlement expenses decreased by  $48,000, or 0.5%, to  $8,815,000 for the third quarter of 2021, from  $8,863,000 for the same period in 2020. Losses and settlement expenses decreased by $632,000, or 2.4%, to $25,282,000 for the nine months ended September 30, 2021, from $25,914,000 for the same period in 2020.  The current period’s favorable claims activity reflects a significant decline in catastrophic events compared to 2020. Thus far, we have not paid any business interruption claims related to COVID-19.

Policy acquisition costs and other operating expenses increased by  $721,000, or 15.3%, to  $5,443,000 for the third quarter of 2021 from  $4,722,000 for the same period in 2020.  These costs also increased by $1,215,000, or 8.8%, to $14,957,000 for the nine months ended September 30, 2021, from $13,742,000 for the same period in 2020.  Contingent commissions, a key component of policy acquisition costs, are the primary driver for the increased costs and are directly correlated with our positive written premium growth in 2021.

Total assets increased by 6.2% from  $183,939,000 at December 31, 2020,  to  $195,306,000 at September 30, 2021.  Our investment portfolio, which consists of fixed income securities, common stocks,  preferred stock, property held for investment, and other invested assets, increased by 8.0% from  $129,322,000 at December 31, 2020,  to  $139,680,000 at September 30, 2021.

THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER  30, 2021 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 62.6% and 65.1% for the third quarter and nine months ended September 30, 2021, respectively, compared with 70.7% and 70.2% for the same periods of 2020, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 38.7% and 38.5% for the third quarter and nine months ended September 30, 2021, respectively, compared to 37.7% and 37.2% for the same periods of 2020, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 101.3% and 103.5% for the third quarter and nine months ended September 30, 2021, respectively, compared to 108.4% and 107.4% for the same periods of 2020, respectively.

MANAGEMENT COMMENTARY

“We are very pleased to share, once again, positive results for the third quarter of 2021. These past nine months are a testament to the Company’s disciplined and strategic underwriting, loss control, and claims operations.

“Favorable premium growth reported in prior quarters continued into the third quarter and reflects year-to-date growth in every state within our market. Our premium writings have outpaced our claims, an outcome that speaks to the Company’s front-end commitment to write quality insurance risks.  The combination of healthy operations and unrealized equity investment gains continues to support favorable earnings per share.

“The positivity we’ve experienced this year is fueling exciting initiatives on the horizon. Our sights are set on finishing this year strong and setting the stage for new business growth in 2022,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion, and diversification of its subsidiaries in order to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth; future responses to and effects of the COVID-19 pandemic, as well the distribution and effectiveness of COVID-19 vaccines, including their effects on our business operations and claims activity; new theories of liability; judicial, legislative, regulatory and other governmental developments, including, but not limited to, liability related to business interruption claims related to COVID-19; litigation tactics and developments; product and segment expansion; regulatory approval in connection with expansion; and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Investments and cash:
Fixed maturity securities (amortized cost of $103,846,072 at 9/30/2021 and $98,753,027 at 12/31/2020)	$108,521,574	$105,740,566
Common stocks at fair value	22,066,048	14,724,814
Preferred stocks at fair value	1,803,285	1,683,892
Other invested assets	1,837,430	1,772,867
Property held for investment, at cost, net of accumulated depreciation of $427,818 at 9/30/2021 and $465,364 at 12/31/2020	5,451,710	5,399,826
Cash and cash equivalents	2,639,480	6,598,842
Total investments and cash	142,319,527	135,920,807
Accrued investment income	713,585	660,793
Premiums and reinsurance balances receivable, net of allowances for uncollectible amounts of $150,000 at 9/30/2021 and 12/31/2020	26,162,183	23,506,171
Ceded unearned premiums	957,508	860,905
Reinsurance balances recoverable on unpaid losses and settlement expenses, net of allowances for uncollectible amounts of $0 at 9/30/2021 and 12/31/2020	14,476,233	13,019,865
Federal income taxes	104,751	372,986
Deferred policy acquisition costs, net	6,284,156	5,429,620
Property and equipment, at cost, net of accumulated depreciation of $6,113,613 at 9/30/2021 and $6,079,728 at 12/31/2020	3,085,985	2,860,331
Other assets	1,202,170	1,307,794
Total assets	$195,306,098	$183,939,272
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$61,290,612	$61,575,666
Unearned premiums	34,920,950	29,788,834
Reinsurance balances payable	1,176,193	371,195
Corporate debt	18,458,022	13,465,574
Accrued expenses	4,246,487	3,472,511
Income taxes - deferred	964,625	1,231,271
Other liabilities	878,347	1,290,532
Total liabilities	121,935,236	111,195,583
Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(3,119,646)	(3,153,838)
Additional paid-in capital	32,875,761	32,780,436
Accumulated other comprehensive earnings, net of tax	3,693,581	5,520,091
Retained earnings	42,288,985	40,140,115
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(2,402,819)	(2,578,115)
Total equity	73,370,862	72,743,689
Total liabilities and equity	$195,306,098	$183,939,272

1Par value $0.01; authorized: 2021 – 10,000,000 shares and 2020 – 10,000,000 shares; issued: 2021 – 3,500,000 shares and 2020 – 3,500,000 shares; outstanding: 2021 –3,293,961 and 2020 –3,291,125 shares

22021  –206,039 shares and 2020  –208,875 shares

32021  –240,282 shares and 2020  –257,811 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	September 30,
	2021	2020
Net premiums earned	$14,079,395	$12,532,967
Net investment income	823,912	900,950
Net realized investment gains (losses)	287,455	(59,333)
Net unrealized (losses) gains on equity securities	(212,136)	981,779
Other income (loss)	58,590	(36,333)
Consolidated revenues	15,037,216	14,320,030
Losses and settlement expenses	8,814,522	8,863,053
Policy acquisition costs and other operating expenses	5,442,542	4,722,485
Interest expense on debt	62,379	58,724
General corporate expenses	171,105	171,860
Total expenses	14,490,548	13,816,122
Earnings before income taxes	546,668	503,908
Total income tax expense	122,405	99,919
Net earnings	$424,263	$403,989

Other comprehensive (loss) earnings, net of tax	(680,975)	440,838
Comprehensive (loss) earnings	$(256,712)	$844,827

Earnings per share:
Basic:
Basic net earnings per share	$0.14	$0.13
Diluted:
Diluted net earnings per share	$0.14	$0.13

Weighted average number of common shares outstanding:
Basic	3,068,199	3,030,571
Diluted	3,083,867	3,039,658

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Nine-Months Ended
	September 30,
	2021	2020
Net premiums earned	$38,860,915	$36,921,702
Net investment income	2,409,036	2,644,900
Net realized investment gains (losses)	824,070	(402,320)
Net unrealized gains on equity securities	1,392,999	2,195
Other income	196,624	82,934
Consolidated revenues	43,683,644	39,249,411
Losses and settlement expenses	25,281,508	25,913,619
Policy acquisition costs and other operating expenses	14,957,143	13,741,725
Interest expense on debt	174,095	150,773
General corporate expenses	531,222	471,616
Total expenses	40,943,968	40,277,733
Earnings (loss) before income taxes	2,739,676	(1,028,322)
Total income tax expense (benefit)	590,806	(240,980)
Net earnings (loss)	$2,148,870	$(787,342)

Other comprehensive (loss) earnings, net of tax	(1,826,510)	2,254,721
Comprehensive earnings	$322,360	$1,467,379

Earnings per share:
Basic:
Basic net earnings (loss) per share	$0.71	$(0.26)
Diluted:
Diluted net earnings (loss) per share	$0.70	$(0.26)

Weighted average number of common shares outstanding:
Basic	3,042,035	3,023,794
Diluted	3,057,704	3,032,881